Exhibit 4.1

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
ULTRA PETROLEUM CORP., et al.,[1]	§	Case No. 20-32631 (MI)
§
Debtors.	§	(Joint Administration Requested)
§
	§	Re: Docket No. 15

INTERIM ORDER APPROVING NOTIFICATION

AND HEARING PROCEDURES FOR CERTAIN TRANSFERS AND

DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK

Upon the motion (the “Motion”)2 of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) for entry of an interim order (this “Interim Order”) (a) approving the Procedures related to transfers of Beneficial Ownership of Common Stock, and (b) directing that any purchase, sale, other transfer, or declaration of worthlessness with respect to Common Stock in violation of the Procedures shall be null and void ab initio, all as more fully set forth in the Motion; and upon the First Day Declaration; and this Court having jurisdiction over this matter pursuant to 28 U.S.C. § 1334; and this Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and this Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and this Court having found that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest; and this Court having found that the Debtors’ notice of the Motion and

[1]

The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number (if any) are the following: Ultra Petroleum Corp. (3838); Keystone Gas Gathering, LLC (N/A); Ultra Resources, Inc. (0643); Ultra Wyoming, LLC (6117); Ultra Wyoming LGS, LLC (0378); UP Energy Corporation (4296); UPL Pinedale, LLC (7214); and UPL Three Rivers Holdings, LLC (7158). The Debtors’ service address is 116 Inverness Drive East, Suite 400, Englewood, Colorado 80112.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

opportunity for a hearing on the Motion were appropriate under the circumstances and no other notice need be provided; and this Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing before this Court (the “Hearing”); and this Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before this Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED THAT:

1. The final hearing (the “Final Hearing”) on the Motion shall be held on June 8, 2020, at 3:30 p.m., prevailing Central Time. Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Central Time, on June 4, 2020.

2. The Procedures, as set forth in Exhibit 1 attached hereto, are approved; provided, however, any party in interest may request emergency relief from the Procedures.

3. Any transfer or declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including the notice requirements, shall be null and void ab initio.

4. A person or entity making a transfer or declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including the notice requirements, shall be required to take any remedial actions in the Private Letter Ruling 201010009 (Dec. 4, 2009) that the Debtors may specify to appropriately reflect that such transfer is null and void ab initio.

5. A person or entity making a declaration of worthlessness with respect to Beneficial Ownership of Common Stock in violation of the Procedures, including the notice requirements, shall be required to file an amended tax return revoking such declaration and any related deduction to appropriately reflect that such declaration is void ab initio.

6. Pending the Final Hearing on June 8, 2020, any person or entity subject to the Procedures (e.g., any person who is a Substantial Shareholder or would become a Substantial Shareholder and any person who is or becomes a 50-Percent Shareholder) may file a motion and request an emergency hearing to obtain relief from this Interim Order. The Court may consider any such request for emergency relief on less than twenty-four hours’ notice.

7. The Debtors may retroactively or prospectively waive any and all restrictions, stays, and notification procedures set forth in the Procedures.

8. Nothing herein shall preclude any person desirous of acquiring any Common Stock from requesting relief from this Interim Order from this Court, subject to the Debtors’ rights to oppose such relief.

9. Other than to the extent that this Interim Order expressly conditions or restricts trading in Common Stock, nothing in this Interim Order or in the Motion shall, or shall be deemed to, prejudice, impair, or otherwise alter or affect the rights of any holders of Common Stock, including in connection with the treatment of any such stock under any chapter 11 plan or any applicable bankruptcy court order.

10. The requirements set forth in this Interim Order are in addition to the requirements of Bankruptcy Rule 3001(e) and applicable securities, corporate and other laws and do not excuse noncompliance therewith.

3

11. Notwithstanding the relief granted in this Interim Order, any payment to be made or transaction to be incurred by the Debtors pursuant to the authority granted herein shall be subject to and in compliance with any orders (the “DIP Order”) entered by the Court approving the Debtors’ (1) entry into any postpetition debtor in possession financing facility, including any budget and the terms of any definitive documentation in connection therewith (the “DIP Documents”), and/or (2) authorizing the Debtor’s use of cash collateral and/or any budget in connection therewith. To the extent there is any inconsistency between the terms of the DIP Order or any DIP Documents, on the one hand, and any action taken or proposed to be taken hereunder, on the other hand, the terms of the DIP Order or such DIP Document, as applicable, shall control.

12. The requirements set forth in this Interim Order are in addition to the requirements of all applicable law and do not excuse compliance therewith.

13. The Debtors are authorized to take all actions necessary to effectuate the relief granted in this Interim Order in accordance with the Motion.

14. This Court retains exclusive jurisdiction with respect to all matters arising from or related to the implementation, interpretation, and enforcement of this Interim Order.

Dated: May 15, 2020

/s/ Marvin Isgur
MARVIN ISGUR
UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Procedures for Transfers and Declarations of Worthlessness with Respect to Beneficial Ownership of Common Stock

PROCEDURES FOR TRANSFERS AND DECLARATIONS OF WORTHLESSNESS

WITH RESPECT TO COMMON STOCK

Procedures for Transfers of Common Stock

The following procedures apply to transfers of Common Stock:1

I.

Any entity (as defined in section 101(15) of the Bankruptcy Code) who currently is or becomes a Substantial Shareholder (as defined herein) must file with the Court and serve Declaration of Status as a Substantial Shareholder (as defined herein) upon the following parties: (A) the Debtors, Ultra Petroleum Corp., 116 Inverness Drive East, Suite 400, Englewood, CO 80112, Attn.: Kason Kerr and David Honeyfield; (B) proposed counsel to the Debtors, Kirkland & Ellis LLP, 300 North LaSalle Street, Chicago, Illinois 60654, Attn.: David R. Seligman, P.C. and Brad Weiland, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Jhanile Trudy Smith, Kirkland & Ellis LLP, 1301 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Attn: AnnElyse Scarlett Gains; (C) Jackson Walker L.L.P., 1401 McKinney Street, Suite 1900, Houston, Texas 77010, Attn: Matthew D. Cavenaugh, Jennifer F. Wertz, and Kristhy M. Peguero; (D) counsel to certain Term Loan Lenders, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attn.: Jayme T. Goldstein and Matthew A. Schwartz; (E) counsel to the ad hoc group of 2nd Lien Noteholders Davis Polk & Wardwell, LLP, 450 Lexington Avenue, New York, New York 10017, Attn.: Damian Schaible; (F) the transfer agent for the Debtors’ Common Stock Computershare; (G) counsel to any statutory committee appointed in these cases; (H) Office of the United States Trustee, 515 Rusk Street, Suite 3516, Houston, Texas 77002; and (I) to the extent not listed herein, those parties requesting notice pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”). A declaration of status as a Substantial Shareholder (as defined herein), substantially in the form of Exhibit 1A attached to these Procedures (each, a “Declaration of Status as a Substantial Shareholder”) must be filed and served in accordance with this paragraph on or before the later of (A) 30 calendar days after the date of the Notice of Interim Order (as defined herein) or (B) 10 calendar days after becoming a Substantial Shareholder; provided that, for the avoidance of doubt, the other Procedures set forth herein shall apply to any Substantial Shareholder even if no Declaration of Status as a Substantial Shareholder has been filed.

II.

At least 45 calendar days prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in (A) an increase in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or (B) an entity or individual becoming a Substantial Shareholder, the parties to such transaction must file with the Court and serve upon the Notice Parties an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1B attached to these Procedures (each a “Declaration of Intent to Accumulate Common Stock”).

[1]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

III.

At least 45 calendar days prior to effectuating any transfer of Beneficial Ownership of Common Stock that would result in (A) a decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or (B) an entity or individual ceasing to be a Substantial Shareholder, the parties to such transaction must file with the Court and serve upon the Notice Parties an advance written declaration of the intended transfer of Common Stock, substantially in the form of Exhibit 1C attached to these Procedures (each a “Declaration of Intent to Transfer Common Stock” and, together with a Declaration of Intent to Accumulate Common Stock, each a “Declaration of Proposed Transfer”).

IV.

The Debtors shall have 30 calendar days after receipt of a Declaration of Proposed Transfer to file with the Court and serve on such Substantial Shareholder or potential Substantial Shareholder an objection to any proposed transfer of Beneficial Ownership of Common Stock described in the Declaration of Proposed Transfer on the grounds that such transfer might adversely affect the Debtors’ ability to utilize their Tax Attributes.

A.

If the Debtors file an objection, such transaction will remain ineffective unless the Debtors withdraw such objection or such transaction is approved pursuant to a final and non-appealable order of the Court.

B.	If the Debtors do not object within such 30-day period, such transaction can proceed solely as set forth in the Declaration of Proposed Transfer.

C.

Further transactions within the scope of these Procedures must be the subject of additional notices in accordance with the Procedures set forth herein, with an additional 30-day waiting period for each Declaration of Proposed Transfer.

V.	For purposes of these Procedures, the following shall apply:

A.

A “Substantial Shareholder” is any entity or individual person that has Beneficial Ownership of at least 8,970,110 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock).[2]

B.

“Beneficial Ownership” shall be determined in accordance with the applicable rules of sections 382 and 383 of the IRC and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire).

[2]	This is based on approximately 199,335,784 shares of Common Stock outstanding as of April 30, 2020 for purposes of sections 382 and 383 of the IRC as of the Petition Date.

C.

An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether such interest is contingent or otherwise not currently exercisable.

Procedures for Declarations of Worthlessness of Common Stock

The following procedures apply for declarations of worthlessness of Common Stock:

I.

Any person or entity that currently is or becomes a 50-Percent Shareholder must file with the Court and serve upon the Notice Parties a Declaration of Status as a 50-Percent Shareholder, substantially in the form attached to the Procedures as Exhibit 1D, on or before the later of (A) 30 calendar days after the date of the Notice of Interim Order and (B) 10 calendar days after becoming a 50-Percent Shareholder; provided that, for the avoidance of doubt, the other Procedures set forth herein shall apply to any 50-Percent Shareholder even if no Declaration of Status as a 50-Percent Shareholder has been filed.

II.

Prior to filing any federal or state tax return or any amendment to such a return or taking any other action that claims any deduction for worthlessness of Beneficial Ownership of Common Stock for a taxable year ending before the Debtors’ emergence from chapter 11 protection, such 50-Percent Shareholder must file with the Court and serve upon the Notice Parties a declaration of intent to claim a worthless stock deduction (a “Declaration of Intent to Claim a Worthless Stock Deduction”), substantially in the form attached to the Procedures as Exhibit 1E.

III.

The Debtors shall have 30 calendar days after receipt of a Declaration of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50-Percent Shareholder an objection to any proposed claim of worthlessness described in the Declaration of Intent to Claim a Worthless Stock Deduction on the grounds that such claim might adversely affect the Debtors’ ability to utilize their Tax Attributes.

A.

If the Debtors timely object, the filing of the tax return or amendment thereto with such claim will not be permitted unless approved pursuant to a final and non-appealable order of the Court or the Debtors withdraw such objection.

B.

If the Debtors do not object within such 30-day period, the filing of the return or amendment with such claim will be permitted solely as described in the Declaration of Intent to Claim a Worthless Stock Deduction. If the Debtors receive an appropriate Declaration of Intent to Claim a Worthless Stock Deduction and determine in their business judgment not to object, they shall provide notice of that decision as soon as is reasonably practicable to any statutory committee(s) appointed in these chapter 11 cases.

C.

Additional returns or amendments within the scope of the Procedures are the subject of additional notices in accordance with these Procedures as set forth herein, with an additional 30-day waiting period for each Declaration of Intent to Claim a Worthless Stock Deduction.

IV.

For purposes of the Procedures, a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016 has had Beneficial Ownership of 50 percent or more of the Common Stock of the Debtors (determined in accordance with section 382(g)(4)(D) of the IRC and the applicable Treasury Regulations thereunder).

Notice Procedures

The following notice procedures apply to these Procedures:

I.

No later than two business days following entry of the Interim Order, the Debtors shall serve a notice by first class mail, substantially in the form of Exhibit 1F attached to these Procedures (the “Notice of Interim Order”), on (A) the United States Trustee for the Southern District of Texas, (B) the entities listed on the consolidated list of creditors holding the 30 largest unsecured claims, (C) the U.S. Securities and Exchange Commission, (D) the Internal Revenue Service, (E) any official committees appointed in these chapter 11 cases, (F) all registered and nominee holders of Common Stock (with instructions to serve down to the beneficial holders of Common Stock, as applicable) , and (G) shall publish the Notice of Interim Order once in the national edition of USA Today (national edition) and post these Procedures to the website established by Prime Clerk for these chapter 11 cases (http://cases.primeclerk.com/ultrapetroleum), such notice being reasonably calculated to provide notice to all parties that may be affected by the Procedures, whether known or unknown, and no further notice of the Procedures shall be necessary. Additionally, no later than two business days following entry of the Final Order, the Debtors shall serve a Notice of Interim Order modified to reflect that the Final Order has been entered (as modified, the “Notice of Final Order”) on the same entities and individuals that received the Notice of Interim Order.

II.

All registered and nominee holders of Common Stock shall be required to serve the Notice of Interim Order or Notice of Final Order, as applicable, on any holder for whose benefit such registered or nominee holder holds such Common Stock down the chain of ownership for all such holders of Common Stock.

III.

Any entity, individual, or broker or agent acting on such entity’s or individual’s behalf who sells Common Stock to another entity or individual shall be required to serve a copy of the Notice of Interim Order or Notice of Final Order, as applicable, on such purchaser of such Common Stock or any broker or agent acting on such purchaser’s behalf.

IV.

The Debtors shall (A) submit a copy of the Notice of Interim Order (modified for publication) for publication in USA Today (national edition) and (B) file a Form 8-K with a reference to the entry of the Interim Order as soon as is practicable following entry of the Interim Order.

V.

If the confidential information is required in any declaration described in these Procedures, such confidential information may be filed and served in redacted form; provided that any such declarations served on the Debtors shall not be in redacted form. The Debtors shall keep all information provided in such declarations strictly confidential and shall not disclose the contents thereof to any person except (A) to the extent necessary to respond to a petition or objection filed with the Court, (B) to the extent otherwise required by law, or (C) to the extent that the information contained therein is already public; provided that the Debtors may disclose the contents thereof to their professional advisors, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person, subject to further Court order. If confidential information is necessary to respond to a petitioner objection filed with the Court, such confidential information shall be filed under seal or in a redacted form.

Exhibit 1A

Declaration of Status as a Substantial Shareholder

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
ULTRA PETROLEUM CORP., et al.,[1]	§	Case No. 20-32631 (MI)
§
Debtors.	§	(Joint Administration Requested)
§

DECLARATION OF STATUS AS A SUBSTANTIAL SHAREHOLDER 2

PLEASE TAKE NOTICE that the undersigned party is/has become a Substantial Shareholder with respect to the common stock of Ultra Petroleum Corp. or of any Beneficial Ownership therein (the “Common Stock”). Ultra Petroleum Corp. is a debtor and debtor in possession in Case No. 20-32631 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]

The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number (if any) are the following: Ultra Petroleum Corp. (3838); Keystone Gas Gathering, LLC (N/A); Ultra Resources, Inc. (0643); Ultra Wyoming, LLC (6117); Ultra Wyoming LGS, LLC (0378); UP Energy Corporation (4296); UPL Pinedale, LLC (7214); and UPL Three Rivers Holdings, LLC (7158). The Debtors’ service address is 116 Inverness Drive East, Suite 400, Englewood, Colorado 80112.

[2]

For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 8,970,110 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock; (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, as of ____________, 2020, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page(s) if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers and Declarations of Worthlessness with Respect to Common Stock [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP, as proposed counsel to the Debtors, and any other parties entitled to notice under the Procedures for Transfers and Declarations of Worthlessness with Respect to Common Stock attached to the Order.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Substantial Shareholder)

By:________________________________
Name: _____________________________
Address: ___________________________
___________________________________
Telephone: _________________________
Facsimile: __________________________

Dated:    _______________, 20__

_______________, ____________

(City)                 (State)

Exhibit 1B

Declaration of Intent to Accumulate Common Stock

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
ULTRA PETROLEUM CORP., et al.,[1]	§	Case No. 20-32631 (MI)
§
Debtors.	§	(Joint Administration Requested)
§

DECLARATION OF INTENT TO ACCUMULATE COMMON STOCK2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to purchase, acquire, or otherwise accumulate (the “Proposed Transfer”) one or more shares of common stock of Ultra Petroleum Corp. or of any Beneficial Ownership therein (the “Common Stock”). Ultra Petroleum Corp. is a debtor and debtor in possession in Case No. 20-32631 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]

The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number (if any) are the following: Ultra Petroleum Corp. (3838); Keystone Gas Gathering, LLC (N/A); Ultra Resources, Inc. (0643); Ultra Wyoming, LLC (6117); Ultra Wyoming LGS, LLC (0378); UP Energy Corporation (4296); UPL Pinedale, LLC (7214); and UPL Three Rivers Holdings, LLC (7158). The Debtors’ service address is 116 Inverness Drive East, Suite 400, Englewood, Colorado 80112.

[2]

For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 8,970,110 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on _____________, 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to purchase, acquire, or otherwise accumulate Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are ___________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers and Declarations of Worthlessness with Respect to Common Stock [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP, as proposed counsel to the Debtors, and any other parties entitled to notice under the Procedures for Transfers and Declarations of Worthlessness with Respect to Common Stock attached to the Order.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the procedures attached to the Order.

PLEASE TAKE FURTHER NOTICE that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved pursuant to a final and non-appealable order of the Court. If the Debtors do not object within such 30-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party purchasing, acquiring, or otherwise accumulating Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:
Name:
Address:

Telephone:
Facsimile:

Dated: _____________ __, 20__
_______________, __________
(City) (State)

Exhibit 1C

Declaration of Intent to Transfer Common Stock

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
ULTRA PETROLEUM CORP., et al.[1],	§	Case No. 20-32631 (MI)
§
Debtors.	§	(Joint Administration Requested)
§

DECLARATION OF INTENT TO TRANSFER COMMON STOCK2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to sell, trade, or otherwise transfer (the “Proposed Transfer”) one or more shares of common stock of Ultra Petroleum Corp. or of any Beneficial Ownership therein (the “Common Stock”). Ultra Petroleum Corp. is a debtor and debtor in possession in Case No. 20-32631 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]

The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number (if any) are the following: Ultra Petroleum Corp. (3838); Keystone Gas Gathering, LLC (N/A); Ultra Resources, Inc. (0643); Ultra Wyoming, LLC (6117); Ultra Wyoming LGS, LLC (0378); UP Energy Corporation (4296); UPL Pinedale, LLC (7214); and UPL Three Rivers Holdings, LLC (7158). The Debtors’ service address is 116 Inverness Drive East, Suite 400, Englewood, Colorado 80112.

[2]

For purposes of these Procedures: (i) a “Substantial Shareholder” is any entity or individual that has Beneficial Ownership of at least 8,970,110 shares of Common Stock (representing approximately 4.5 percent of all issued and outstanding shares of Common Stock); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code of 1986, 26 U.S.C. §§ 1–9834, as amended (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option to acquire). An “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, if applicable, on ____________, 2020, the undersigned party filed a Declaration of Status as a Substantial Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Transfer, the undersigned party proposes to sell, trade, or otherwise transfer Beneficial Ownership of _________ shares of Common Stock or an Option with respect to _________ shares of Common Stock. If the Proposed Transfer is permitted to occur, the undersigned party will have Beneficial Ownership of _________ shares of Common Stock after such transfer becomes effective.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers and Declarations of Worthlessness with Respect to Common Stock [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP, as proposed counsel to the Debtors, and any other parties entitled to notice under the Procedures for Transfers and Declarations of Worthlessness with Respect to Common Stock attached to the Order.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that it is prohibited from consummating the Proposed Transfer unless and until the undersigned party complies with the procedures set forth in the Order.

PLEASE TAKE FURTHER NOTICE that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Transfer described herein. If the Debtors file an objection, such Proposed Transfer will remain ineffective unless such objection is withdrawn by the Debtors or such transaction is approved pursuant to a final and non-appealable order of the Court. If the Debtors do not object within such 30-day period, then after expiration of such period the Proposed Transfer may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further transactions contemplated by the undersigned party that may result in the undersigned party selling, trading, or otherwise transferring Beneficial Ownership of additional shares of Common Stock will each require an additional notice filed with the Court to be served in the same manner as this Declaration.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:
Name:
Address:

Telephone:
Facsimile:

Dated: _____________ __, 20__
_______________, __________
(City) (State)

Exhibit 1D

Declaration of Status as a 50-Percent Shareholder

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
ULTRA PETROLEUM CORP., et al.,[1]	§	Case No. 20-32631 (MI)
§
Debtors.	§	(Joint Administration Requested)
§

DECLARATION OF STATUS AS A 50-PERCENT SHAREHOLDER2

PLEASE TAKE NOTICE that the undersigned party is/has become a 50-Percent Shareholder with respect to the common stock of Ultra Petroleum Corp. or of any Beneficial Ownership therein (the “Common Stock”). Ultra Petroleum Corp. is a debtor and debtor in possession in Case No. 20-31631 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]

The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number (if any) are the following: Ultra Petroleum Corp. (3838); Keystone Gas Gathering, LLC (N/A); Ultra Resources, Inc. (0643); Ultra Wyoming, LLC (6117); Ultra Wyoming LGS, LLC (0378); UP Energy Corporation (4296); UPL Pinedale, LLC (7214); and UPL Three Rivers Holdings, LLC (7158). The Debtors’ service address is 116 Inverness Drive East, Suite 400, Englewood, Colorado 80112.

[2]

For purposes of this Declaration: (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016 has had 50 percent or more of the Common Stock (determined in accordance with IRC § 382(g)(4)(D) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that, as of ___________, 2020, the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock. The following table sets forth the date(s) on which the undersigned party acquired Beneficial Ownership of such Common Stock:

Number of Shares	Date Acquired

(Attach additional page(s) if necessary)

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers and Declarations of Worthlessness with Respect to Common Stock [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP, as proposed counsel to the Debtors, and any other parties entitled to notice under the Procedures for Transfers and Declarations of Worthlessness with Respect to Common Stock attached to the Order.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of 50-Percent Shareholder)

By:
Name:
Address:

Telephone:
Facsimile:

Dated: _____________ __, 20__
_______________, __________
(City) (State)

Exhibit 1E

Declaration of Intent to Claim a Worthless Stock Deduction

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
ULTRA PETROLEUM CORP., et al.,[1]	§	Case No. 20-32631 (MI)
§
Debtors.	§	(Joint Administration Requested)
§

DECLARATION OF INTENT TO CLAIM A WORTHLESS STOCK DEDUCTION2

PLEASE TAKE NOTICE that the undersigned party hereby provides notice of its intention to claim a worthless stock deduction (the “Proposed Worthlessness Claim”) with respect to one or more shares of common stock of Ultra Petroleum Corp. or of any Beneficial Ownership therein (the “Common Stock”). Ultra Petroleum Corp. is a debtor and debtor in possession in Case No. 20-31631 (MI) pending in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).

[1]

The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number (if any) are the following: Ultra Petroleum Corp. (3838); Keystone Gas Gathering, LLC (N/A); Ultra Resources, Inc. (0643); Ultra Wyoming, LLC (6117); Ultra Wyoming LGS, LLC (0378); UP Energy Corporation (4296); UPL Pinedale, LLC (7214); and UPL Three Rivers Holdings, LLC (7158). The Debtors’ service address is 116 Inverness Drive East, Suite 400, Englewood, Colorado 80112.

[2]

For purposes of this Declaration: (i) a “50-Percent Shareholder” is any person or entity that at any time since December 31, 2016 has had 50 percent or more of the Common Stock (determined in accordance with IRC § 382(g)(4)(D) and the applicable Treasury Regulations); (ii) “Beneficial Ownership” will be determined in accordance with the applicable rules of sections 382 and 383 of the Internal Revenue Code (the “IRC”), and the Treasury Regulations thereunder (other than Treasury Regulations section 1.382-2T(h)(2)(i)(A)) and includes direct, indirect, and constructive ownership (e.g., (1) a holding company would be considered to beneficially own all equity securities owned by its subsidiaries, (2) a partner in a partnership would be considered to beneficially own its proportionate share of any equity securities owned by such partnership, (3) an individual and such individual’s family members may be treated as one individual, (4) persons and entities acting in concert to make a coordinated acquisition of equity securities may be treated as a single entity, and (5) a holder would be considered to beneficially own equity securities that such holder has an Option (as defined herein) to acquire); and (iii) an “Option” to acquire stock includes all interests described in Treasury Regulations section 1.382-4(d)(9), including any contingent purchase right, warrant, convertible debt, put, call, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

PLEASE TAKE FURTHER NOTICE that on ___________, 2020, the undersigned party filed a Declaration of Status as a 50-Percent Shareholder with the Court and served copies thereof as set forth therein.

PLEASE TAKE FURTHER NOTICE that the undersigned party currently has Beneficial Ownership of _________ shares of Common Stock.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Proposed Worthlessness Claim, the undersigned party proposes to declare that ________ shares of Common Stock became worthless during the tax year ending __________.

PLEASE TAKE FURTHER NOTICE that the last four digits of the taxpayer identification number of the undersigned party are _________.

PLEASE TAKE FURTHER NOTICE that, pursuant to that certain Interim Order Approving Notification and Hearing Procedures for Certain Transfers and Declarations of Worthlessness with Respect to Common Stock [Docket No. ___] (the “Order”), this declaration (this “Declaration”) is being filed with the Court and served upon the Debtors, Kirkland & Ellis LLP, as proposed counsel to the Debtors, and any other parties entitled to notice under the Procedures for Transfers and Declarations of Worthlessness with Respect to Common Stock attached to the Order.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the undersigned party acknowledges that the Debtors have 30 calendar days after receipt of this Declaration to object to the Proposed Worthlessness Claim described herein. If the Debtors file an objection, such Proposed Worthlessness Claim will not be effective unless the Debtors withdraw such objection or such action is approved pursuant to a final and non-appealable order of the Court. If the Debtors do not object within such 30-day period, then after expiration of such period the Proposed Worthlessness Claim may proceed solely as set forth in this Declaration.

PLEASE TAKE FURTHER NOTICE that any further claims of worthlessness contemplated by the undersigned party will each require an additional notice filed with the Court to be served in the same manner as this Declaration and are subject to an additional 30-day waiting period.

PLEASE TAKE FURTHER NOTICE that, pursuant to 28 U.S.C. § 1746, under penalties of perjury, the undersigned party hereby declares that he or she has examined this Declaration and accompanying attachments (if any), and, to the best of his or her knowledge and belief, this Declaration and any attachments hereto are true, correct, and complete.

Respectfully submitted,

(Name of Declarant)

By:
Name:
Address:

Telephone:
Facsimile:

Dated: _____________ __, 20__
_______________, __________
(City) (State)

Exhibit 1F

Notice of Interim Order

IN THE UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
ULTRA PETROLEUM CORP., et al.,[1]	§	Case No. 20-32631 (MI)
§
Debtors.	§	(Joint Administration Requested)
§

NOTICE OF (I) DISCLOSURE PROCEDURES APPLICABLE TO CERTAIN HOLDERS OF COMMON STOCK , (II) DISCLOSURE PROCEDURES FOR TRANSFERS AND DECLARATIONS OF WORTHLESSNESS WITH RESPECT TO COMMON STOCK, AND (III) FINAL HEARING ON THE APPLICATION THEREOF

TO: ALL ENTITIES (AS DEFINED BY SECTION 101(15) OF THE BANKRUPTCY CODE) THAT MAY HOLD BENEFICIAL OWNERSHIP OF COMMON STOCK OF ULTRA PETROLEUM CORP. (THE “COMMON STOCK”):

PLEASE TAKE NOTICE that on May 14, 2020 (the “Petition Date”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”), filed petitions with the United States Bankruptcy Court for the Southern District of Texas (the “Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of or from the Debtors’ estates or to exercise control over property of or from the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed the Debtors’ Emergency Motion for Entry of Interim and Final Orders Approving Notification and Hearing Procedures for Certain Transfers and Declarations of Worthlessness with Respect to Common Stock [Docket No. __] (the “Motion”).

[1]

The Debtors in these chapter 11 cases and the last four digits of each Debtor’s federal tax identification number (if any) are the following: Ultra Petroleum Corp. (3838); Keystone Gas Gathering, LLC (N/A); Ultra Resources, Inc. (0643); Ultra Wyoming, LLC (6117); Ultra Wyoming LGS, LLC (0378); UP Energy Corporation (4296); UPL Pinedale, LLC (7214); and UPL Three Rivers Holdings, LLC (7158). The Debtors’ service address is 116 Inverness Drive East, Suite 400, Englewood, Colorado 80112.

PLEASE TAKE FURTHER NOTICE that on [______], 2020, the Court entered the Interim Order Approving Notification and Hearing Procedures for Certain Transfers and Declarations of Worthlessness with Respect to Common Stock and Related Relief [Docket No. __] (the “Order”) approving procedures for certain transfers and declarations of worthlessness with respect to Common Stock, set forth in Exhibit 1 attached to the Order (the “Procedures”).2

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a Substantial Shareholder or person that may become a Substantial Shareholder may not consummate any purchase, sale, or other transfer of Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures, and any such transaction in violation of the Procedures shall be null and void ab initio.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, the Procedures shall apply to the holding and transfers of Common Stock or any Beneficial Ownership therein by a Substantial Shareholder or someone who may become a Substantial Shareholder.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Order, a 50-Percent Shareholder may not claim a worthless stock deduction with respect to Common Stock, or Beneficial Ownership of Common Stock, in violation of the Procedures, and any such deduction in violation of the Procedures shall be null and void ab initio, and the 50-Percent Shareholder shall be required to file an amended tax return revoking such proposed deduction.

[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Order or the Motion, as applicable.

PLEASE TAKE FURTHER NOTICE that upon the request of any entity, the proposed notice, claims, and solicitation agent for the Debtors, Prime Clerk LLC, will provide a copy of the Order and a form of each declaration required to be filed pursuant to the Procedures in a reasonable period of time. Such declarations are also available via PACER on the Court’s website at https://ecf.txsb.uscourts.gov for a fee or on the Debtors’ restructuring website at http://cases.primeclerk.com/ultrapetroleum free of charge.

PLEASE TAKE FURTHER NOTICE that the final hearing (the “Final Hearing”) on the Motion shall be held on ____________, 2020, at__:__ _.m., prevailing Central Time. Any objections or responses to entry of a final order on the Motion shall be filed on or before 4:00 p.m., prevailing Central Time on ____________, 2020, and shall be served on the Notice Parties. In the event no objections to entry of a final order on the Motion are timely received, this Court may enter such final order without need for the Final Hearing.

PLEASE TAKE FURTHER NOTICE that failure to follow the Procedures set forth in the Order shall constitute a violation of, among other things, the automatic stay provisions set forth in section 362 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that any prohibited purchase, sale, other transfer, or declaration of worthlessness with respect to Common Stock, Beneficial Ownership thereof, or Option with respect thereto in violation of the Order is prohibited and shall be null and void ab initio and may be subject to additional sanctions as this Court may determine.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in the Order are in addition to the requirements of applicable law and do not excuse compliance therewith.

Dated: _________, 2020	/s/ Matthew D. Cavenaugh
Houston, Texas	Matthew D. Cavenaugh (TX Bar No. 24062656)
Jennifer F. Wertz (TX Bar No. 24072822) Kristhy M. Peguero (TX Bar No. 24102776)
JACKSON WALKER LLP
1401 McKinney Street, Suite 1900
Houston, TX 77010
Telephone: (713) 752-4200
Facsimile: (713) 752-4221

-and-

David R. Seligman, P.C. (pro hac vice admission pending)
Brad Weiland (pro hac vice admission pending)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
300 North LaSalle Street
Chicago, Illinois 60654
Telephone: (312) 862-2000
Facsimile: (312) 862-2200

-and-

Christopher T. Greco, P.C. (pro hac vice admission pending)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone: (212) 446-4800
Facsimile: (212) 446-4900

-and-

AnnElyse Scarlett Gains (pro hac vice admission pending)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
1301 Pennsylvania Avenue, N.W.
Washington, D.C. 20004
Telephone: (202) 389-5046
Facsimile: (202) 389-5200

Proposed Co-Counsel for the Debtors and Debtors in Possession